UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 6, 2009
XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)
(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On March 6, 2009, Peter K. Shea resigned from the Board of Directors of XO Holdings, Inc. (the “Company”). Mr. Shea’s resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors.
     (d) Effective March 6, 2009, the Board of Directors of the Company, pursuant to the Company’s Bylaws, elected David Schechter as a director of the Company to fill the vacancy created by Mr. Shea’s resignation. Mr. Schechter has not been, nor as of the date hereof is he expected to be, named to any committees of the Board of Directors of the Company.
     Prior to his election as a director of the Company, Mr. Schechter has, since July 2008, served as Managing Director for Icahn Capital LP, the entity through which Carl C. Icahn, the Chairman of the Board of Directors and majority stockholder of the Company (the “Chairman”), manages third party private investment funds. From November 2004 to July 2008, Mr. Schechter served as a Director and Senior Investment Analyst of Icahn Capital. From January 2004 to October 2004, Mr. Schechter served as an investment analyst with Icahn Associates Corp. and High River Limited Partnership, entities that are primarily engaged in the business of holding and investing in securities. Mr. Schechter also serves on the boards of directors of WestPoint International, Inc., a manufacturer of bed and bath home fashion products, and Federal-Mogul Corporation, a supplier of automotive products. With respect to each company mentioned above, the Chairman, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.
     There are no arrangements or understandings between Mr. Schechter and any other persons with respect to his election as a director of the Company. There are no family relationships between Mr. Schechter and any director or executive officer, or any person nominated by the Company to become a director or executive officer, of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Schechter, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Gregory Freiberg
	Name:	Gregory Freiberg
	Title:	Senior Vice President and Chief Financial Officer

Date: March 12, 2009